Exhibit 99.2(z)(1)

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Principal Financial Officer of SunAmerica Senior Floating Rate Fund, Inc. do hereby severally constitute and appoint Peter A. Her4beck, Peter C. Sutton, Robert M. Zakem and Peter E. Pisapia or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to al matters arising in connection with the Registration Statement on Form N-2 and any and all amendments (including post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf o the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorney-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

         WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE                                     TITLE                                   DATE

/S/ PETER A. HARBECK                          Director and President                  April 29, 2001
-----------------------------------


/S/ PETER C. SUTTON                           Treasurer (Principal                    April 29, 2001
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                                              Financial and Accounting Officer

/S/ SAMUEL M. EISNESTET                       Director                                April 29, 2001
-------------------------------------


/S/ STEPHEN J. GUTMAN                         Director                                April 29, 2001
------------------------------------


/S/ DR. JUDITH L. CRAVEN                      Director                                April 29, 2001
-------------------------------------


/S/ WILLIAM F. DEVIN                          Director                                April 29, 2001
-------------------------------------


/S/ PETER C. SUTTON                           Director and President                  April 29, 2001
-------------------------------------

